UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street, Morristown, New Jersey 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 9, 2012, Covanta Holding Corporation held its Annual Meeting of Stockholders. At that meeting, stockholders voted on the following proposals:

1.	To elect ten directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non- Votes
David M. Barse	107,010,925	1,145,753	14,671,482
Ronald J. Broglio	107,654,137	502,541	14,671,482
Peter C.B. Bynoe	73,371,084	34,785,594	14,671,482
Linda J. Fisher	107,671,483	485,195	14,671,482
Joseph M. Holsten	107,663,941	492,737	14,671,482
Anthony J. Orlando	107,408,121	748,557	14,671,482
William C. Pate	107,210,718	945,960	14,671,482
Robert S. Silberman	107,383,077	773,601	14,671,482
Jean Smith	107,670,369	486,309	14,671,482
Samuel Zell	98,729,350	9,427,328	14,671,482

2.	To ratify the appointment of Ernst & Young LLP, the independent registered public accountants, as our independent auditors for the 2012 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,163,269	553,424	109,585	1,882

3.	To consider a stockholder proposal regarding an amendment to the Equity Award Plan for Employees and Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,370,662	100,382,184	1,403,832	14,671,482

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION

Date: May 10, 2012	By:	/s/ Timothy J. Simpson
Timothy J. Simpson
Executive Vice President, General Counsel and Secretary